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                                                           DRAFT OF MAY 31, 1996

                                4,000,000 Shares

                          Greenwich Air Services, Inc.

                              Class B Common Stock

                             UNDERWRITING AGREEMENT

                                                                          , 1996

Oppenheimer & Co., Inc.
Alex. Brown & Sons Incorporated
Dillon, Read & Co. Inc.
c/o Oppenheimer & Co., Inc.
Oppenheimer Tower
World Financial Center
New York, New York  10281

On behalf of the Several
Underwriters named in
Schedule I attached hereto.

Gentlemen:

          Greenwich Air Services, Inc., a Delaware corporation (the "Company"), and Eugene P. Conese, the selling stockholder (the "Selling Stockholder"), propose to sell to you and the other underwriters named in Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives, an aggregate of 4,000,000 shares (the "Firm Shares") of the Company's Class B common stock, $0.01 par value (the "Common Stock"), of which 3,400,000 shares are to be issued and sold by the Company and 600,000 shares are to be sold by the Selling Stockholder. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional aggregate of 600,000 shares (the "Option Shares") of Common Stock from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."

          The Shares are being issued and sold in connection with (i) the acquisition by the Company through a wholly-owned subsidiary (the "Aviall Acquisition") of the gas turbine engine services and engine components repair business (the "Aviall Business") of Aviall, Inc. and Aviall Services, Inc. ("Aviall")

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pursuant to a purchase and sale agreement dated April 19, 1996 between GASI
Engine Services Corporation, the Company and Aviall (the "Purchase Agreement");
(ii) the refinancing by the Company of substantially all of its indebtedness under its existing credit facility with The Bank of New York Commercial Corporation (the "Refinancing") through a $175 million senior secured revolving credit facility dated ___________, 1996 between the Company and The Bank of New York Commercial Corporation, individually and as agent for the other lenders (the "New Credit Facility") and (iii) the offering (the "Note Offering") pursuant to an underwriting agreement dated ____, 1996 among the Company, the Subsidiary Guarantors named therein and the Underwriters named therein (the "Note Underwriting Agreement") of $150,000,000 aggregate principal amount of __% Senior Notes of the Company due 2006 (the "Notes") to be issued under an indenture (the "Indenture") to be dated ____________ 1996 among the Company, the Subsidiary Guarantors (as defined therein) and American Stock Transfer & Trust Company, as Trustee. The Aviall Acquisition, the Refinancing and the Note Offering are referred to herein as the "Transactions" and the Purchase Agreement, the New Credit Facility, the Note Underwriting Agreement and the Indenture are referred to herein as the "Transaction Documents."

          It is understood and agreed that prior to or concurrently with the Firm Shares Closing Date (as defined in Section 2 hereof) the Company will consummate the Transactions. For the purposes of this Agreement, at the Closing Date the term the "Company" shall mean the Company as it would exist immediately following the Aviall Acquisition.

          1. SALE AND PURCHASE OF THE SHARES. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

          (a) The Company and the Selling Stockholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the
     Selling Stockholder, at $     per share (the "Initial Price"), the number
     of Firm Shares (adjusted by the Representatives to eliminate fractions) which bears the same proportion to the total number of Firm Shares to be sold by the Company or by the Selling Stockholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I to this Agreement bears to the total number of Firm Shares to be sold by the Company and the Selling Stockholder.

          (b) The Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price; such option to be exercisable upon the terms and conditions set forth

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     herein.  The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and only once thereafter within 30 days after the date of this Agreement, in each case upon written or telegraphic notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

          2. DELIVERY AND PAYMENT. Delivery by the Company and the Selling Stockholder of the Firm Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company and the Selling Stockholder, shall take place at the offices of Oppenheimer & Co., Inc., at Oppenheimer Tower, World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement, provided, however, that if the Firm Shares sold hereunder are priced after 4:30 p.m., New York time, on any business day, payment and delivery in respect of the Firm Shares shall take place on the fourth business day following the date of this Agreement; if it is determined that settlement within the foregoing time frame is not feasible, then payment and delivery in respect of the Firm Shares shall occur at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

          In the event the option with respect to the Option Shares is exercised, delivery by the Company of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company shall take place at the offices of Oppenheimer & Co., Inc. specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 1(b) (such time and date of

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delivery and payment are called the "Option Shares Closing Date").  The Firm
Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates." At the option of the Company, payment of the purchase price for any Shares being issued and sold by the Company hereunder on any Closing Date shall be by wire transfer of same day (Federal) funds; provided, however, that such option may be exercised only by written notice to the Representatives no later than two business days prior to such Closing Date and the Company shall reimburse the Representatives for their overnight funding costs at or prior to such Closing Date.

          Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, at least one full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

          3. REGISTRATION STATEMENT AND PROSPECTUS; PUBLIC OFFERING. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-
4162), including a preliminary prospectus relating to the Shares, and has filed with the Commission the Registration Statement and such amendments thereto as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereto) and of the related preliminary prospectus have heretofore been delivered by the Company to you.
The term "Registration Statement" means the Registration Statement as amended at the time and on the date it becomes effective (the "Effective Date"), including all exhibits and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(a) and Rule 430A of the Rules. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement. The term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules).

          The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Shares,

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as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company and the Selling Stockholder hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus (except for the preliminary prospectus included in the initial filing of the Registration Statement on April 26, 1996) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

          4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDER. (A) The Company hereby represents and warrants to each Underwriter as follows:

          (a) On the Effective Date, the Registration Statement complied, and, on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement shall become effective, on the date any supplement or amendment to the Prospectus is filed with the Commission and on each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above neither the Registration Statement nor any amendment thereof or supplement thereto will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above neither the Prospectus nor any amendment thereof or supplement thereto will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented as of its date complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make

                                      - 5 -

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     the statements therein not misleading.  The Company and the Selling
     Stockholder make no representation or warranty as to the paragraph with respect to stabilization on the inside front cover page of the Prospectus and the statements contained under the caption "Underwriting" in the Prospectus. The Company and the Selling Stockholder acknowledge that such statements constitute the only information furnished in writing by the Representatives on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

          (b) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods and as of the dates shown, and such consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise stated therein and except for the unaudited financial statements to the extent such unaudited financial statements omit certain footnote disclosures and may be subject to year-end audit adjustment which would not, individually or in the aggregate, be material. The schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the historical financial information and statistical data set forth in the Prospectus under the captions "Summary Historical and Pro Forma Financial Data," "Capitalization," "Unaudited Pro Forma Financial Data," and "Selected Historical Financial Data" are fairly stated in all material respects in relation to the financial statements from which they have been derived. The pro forma data included in the Registration Statement and the Prospectus present fairly the information shown therein, comply in all material respects with the requirements of the Act and the Rules and Regulations with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (c) Each of Deloitte & Touche LLP, Price Waterhouse LLP and KMPG Peat Marwick LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

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          (d)  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation or organization. The Company and its subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company or its subsidiaries, taken as a consolidated whole. The Company has no subsidiaries other than the Subsidiary Guarantors party to the Indenture and Greenwich Caledonian, Limited (formerly known as Aviall Limited and hereinafter "Aviall U.K."), and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company and its subsidiaries have all requisite power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease and license its assets and properties and conduct its businesses as now being conducted and as described in the Registration Statement and the Prospectus, except for such authorizations, approvals, consents, orders, licenses, certificates or permits which, if not obtained, would not have a material adverse effect on the Company or its subsidiaries, taken as a consolidated whole; no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; and the Company has all such corporate power and authority, and such authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares (except as may be required under the Securities Act and state and foreign Blue Sky laws).

          (e) As of March 31, 1996, the Company had an authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares, when issued (in the case of Shares to be sold by the Company) and sold pursuant to this Agreement, will be duly and validly


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     issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

          (f) This Agreement has been duly and validly executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

          (g) The Company and each subsidiary have all necessary power and authority to enter into and consummate the Transactions and execute, deliver and perform their obligations under the Transaction Documents to which they are a party; each Transaction Document has been or, by the Closing Date, will be duly executed and delivered by the Company and each of its subsidiaries party thereto substantially in the form previously delivered to you and, when executed and delivered by the Company or such subsidiary, will constitute legal, valid and binding obligations of the Company and each such subsidiary enforceable against the Company or such subsidiary, as the case may be, in accordance with their respective terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or contribution under the Note Underwriting Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

          (h) Each of the Company and its subsidiaries is not in violation of any term or provision of its charter or by-laws.

          (i) Except to the extent set forth in the Registration Statement and the Prospectus, the Company has not received any written notice of, nor does it have any actual knowledge

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     of, any failure by it or any of its subsidiaries to be in substantial compliance with all existing statutes and regulations applicable to it or such subsidiaries, which failure could materially and adversely affect the financial condition or business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a consolidated whole.

          (j) Neither the execution, delivery and performance of this Agreement and the Transaction Documents by the Company and its subsidiaries party thereto nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company and its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or of its subsidiaries is a party or by which it or any of its properties or businesses is bound, any term or provision of its charter or by-laws or any franchise, license, permit, judgment, decree, order, statute, rule or regulation, in any such case where termination, acceleration, conflict, breach, default, event of default, lien, charge, encumbrance, whether or not asserted or imposed, would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a consolidated whole.

          (k) Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects that could materially affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them; and except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that are material or could materially interfere with the use made or presently contemplated to be made thereof by them.

          (l) Except as disclosed in the Registration Statement and the Prospectus, there are no pending actions, suits or proceedings (governmental or otherwise) against or affecting

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     the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have a material adverse effect on the financial condition or business, properties, net worth or results of operations of the Company and its subsidiaries taken as a consolidated whole, or would materially and adversely affect the ability of the Company or any of its subsidiaries to perform their respective obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and, to the Company's knowledge, no such actions, suits or proceedings are threatened.

          (m) Except as disclosed in the Registration Statement and the Prospectus, the Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a material adverse effect on the assets or any real property of the Company or its subsidiaries ("Property" or "Properties"), business, results of operations or financial condition of the Company and its subsidiaries, taken as a consolidated whole.

          (n) Except as disclosed in the Registration Statement and the Prospectus, the Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") materially necessary for the conduct of its business as described in the Registration Statement and the Prospectus. The Company has not received any notice of, or to its best knowledge is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a consolidated whole.

          (o) There is no document or contract of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act and the Rules. Each agreement listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company and each of its subsidiaries party thereto in accordance with its terms, assuming the due authorization,

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     execution and delivery thereof by each of the other parties thereto, except where the failure to be in full force and effect or valid and enforceable in accordance with its terms does not materially adversely affect the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a consolidated whole. Neither the Company, nor to the best of the Company's knowledge, any other party is in default in the observance or performance of any material term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a consolidated whole. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company and its subsidiaries, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or its subsidiaries' properties or business may be bound or affected which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a consolidated whole.

          (p) Subject to the disclosure set forth in the Registration Statement and Prospectus under the heading "Business--Environmental Matters," to the best knowledge of the Company, the Company's operations and facilities are in material compliance with all federal, state and local environmental laws and regulations. To the best knowledge of the Company, the disclosure set forth in the Registration Statement and the Prospectus under the heading "Business--Environmental Matters" is true, complete and correct in all material respects.

          (q) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement. The Company has obtained from all executive officers and directors and principal stockholders (as set forth in the Prospectus) of the Company, and delivered to the Representatives, their enforceable written agreement that for a period of at least 90 days from the date of this Agreement they will not, without the prior written consent of the Representatives, offer for sale, sell, solicit on offer to buy, contract to sell, distribute, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly, any shares of Common

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     Stock (or any securities convertible into, exercised for, or exchangable for any shares of Common Stock).

          (r) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

          (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

          (t) The Company has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it, to the extent that the same are material and have become due, except where the failure to so file or so pay could not have a material adverse effect on the financial condition or business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a consolidated whole.

          (u) The Shares have been approved for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market, subject to official notice of issuance.

          (v) The Company has complied with all of the requirements and filed the required forms as specified in Florida Statutes Section 517.075.

          (w) To the best knowledge of the Company the disclosure set forth in the Registration Statement and the Prospectus under the heading "Risk Factors - Product Liability Risks" is true, complete and correct in all material respects; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectus.

          (x) The Company will apply the net proceeds from the sale of its Shares substantially in accordance with the description set forth in the Prospectus and any Preliminary Prospectus under the heading "Use of Proceeds."

          (y) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (a) there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise), of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (b) the Company and its subsidiaries have not sustained any loss or interference which would have a material adverse effect on its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (c) and since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, the Company has not (1) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except for securities issued upon conversion or exercise of convertible debentures, warrants or stock options outstanding on the date of the Registration Statement and the Prospectus and disclosed therein and liabilities or obligations incurred in the ordinary course of business, (2) entered into any transaction not in the ordinary course of business or (3) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

     (B) The Selling Stockholder represents and warrants to each Underwriter that:

          (a) This Agreement has been duly and validly executed and delivered by the Selling Stockholder and constitutes and will constitute the legal, valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except (i) as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (ii) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal and state securities laws or the public policy underlying such laws.

          (b) The Selling Stockholder has good, valid and marketable title to the Shares to be sold by him pursuant to this Agreement, free and clear of all liens, encumbrances, security interests, restrictions or claims whatsoever, with the legal right and full power to enter into this Agreement and to sell, transfer and deliver such Shares hereunder and, upon the delivery of and payment for such Shares as contemplated hereby, the Selling Stockholder will convey to the Underwriters good, valid and marketable title to the Shares being sold by such Selling Stockholder, free and clear of all liens, encumbrances, security interests, restrictions or claims whatsoever.

          (c) All information with respect to the Selling Stockholder furnished by or on behalf of the Selling Stockholder for use in connection with the preparation of the Registration Statement and Prospectus is true and correct in all material respects and does not omit to state any material fact necessary to make such information not misleading.

          (d) No transaction has occurred between the Selling Stockholder and the Company or any of its subsidiaries that is required to be described in and is not described in the Registration Statement and the Prospectus.

          (e) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which will reasonably be expected to constitute, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

          5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(A)(a).

          (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

          (c) The representations and warranties of the Company and the Selling Stockholder contained in this Agreement and in the certificates delivered pursuant to Section 5(d) and 5(e) shall be true and correct when made and on and as of each Closing Date as if made on such date and the Company and the Selling Stockholder shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it or them at or before such Closing Date.

          (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company, to the effect that, acting solely in their capacities as executive officers of the Company and not individually, the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

          (e) The Representatives shall have received on such Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the Selling Stockholder to the effect that such Selling Stockholder has carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and such Selling Stockholder has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by such Selling Stockholder at or prior to such Closing Date.

          (f) At the Execution Time and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                 (i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information for the six month period ended March 31, 1996 and as at March 31, 1996, as indicated in their report dated March 31, 1996; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and finance and audit committees of the Company and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to September 30, 1995, nothing came to their attention which caused them to believe that:

                    (A) any unaudited financial statements included in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; or

                    (B) with respect to the period subsequent to March 31, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the March 31, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from April 1, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding fiscal year, in net sales, gross profit, income from operations, or in total or per share net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                    (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibits 11 and 12 to the Registration Statement, including the information set forth under the captions "Summary Historical and Pro Forma Financial Data," "Capitalization," "Unaudited Pro Forma Combined Financial Information," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                (iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company and Aviall who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

          (g) At the Execution Time and at the Closing Date, Price Waterhouse LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                 (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                (ii) on the basis of a reading of the latest unaudited financial statements made available by the Aviall Business; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information for the three month period ended March 31, 1996 and as at March 31, 1996, as indicated in their report dated March 31, 1996; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; and inquiries of certain officials of the Aviall Business who have responsibility for financial and accounting matters of the Aviall Business and its subsidiaries as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that:

                    (A) any unaudited financial statements of the Aviall Business included in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; or

                    (B) with respect to the period subsequent to March 31, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the total debt of the Aviall Business and its subsidiaries or decreases in the Aviall investment of the Aviall Business or total assets of the Aviall Business as compared with the amounts shown on the March 31, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from April 1, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding fiscal year, in net sales, gross profits or in earnings (loss) of the Aviall Business and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus agrees with the accounting records of the Aviall Business, excluding any questions of legal interpretation.

          References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

          (h) At the Execution Time, KPMG Peat Marwick LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                 (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rule and regulations; and

                (ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (f) and (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (l) The Representatives shall have received on each Closing Date from Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

                    (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation or organization. The Company and its subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company or its subsidiaries, taken as a consolidated whole. The Company has no subsidiaries other than the Subsidiary Guarantors party to the Indenture and, on the Closing Date, Aviall U.K. (as defined in the Prospectus), and does not control, directly or indirectly, any corporation, partnership, joint venture, association
          or other business organization.   The Company and its subsidiaries
          have all requisite power and authority, and to such counsel's knowledge after due investigation all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease and license its assets and properties and conduct its businesses as now being conducted and as described in the Registration Statement and the Prospectus, except for such licenses, certificates or permits which, if not obtained, would not have a material adverse effect on the Company or its subsidiaries, taken as a consolidated whole; and the Company has all such corporate power and authority, and such authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares (except as may be required under the Securities Act and state and foreign Blue Sky laws);

                    (ii) As of March 31, 1996, the Company had an authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus.
          All of the outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares, when issued (in the case of Shares to be sold by the Company) and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus;

                    (iii) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

                    (iv) this Agreement has been duly and validly executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and
          (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

                    (v) the Company and each subsidiary have all necessary corporate power and authority to enter into and consummate the Transaction and execute, deliver and perform their obligations under the Transaction Documents to which they are a party; each Transaction Document has been or, by the Closing Date, will be duly executed and delivered by the Company and each of it subsidiaries party thereto substantially in the form previously delivered to you and, when executed and delivered by the Company or such subsidiary, will constitute legal, valid and binding obligations of the Company and such subsidiary enforceable against the Company or such subsidiary, as the case may be, in accordance with their respective terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and
          (B) to the extent that rights to indemnity or contribution under the Note Underwriting Agreement may be limited by

          Federal and state securities laws or the public policy underlying such laws;

               (vi) to such counsel's knowledge after due investigation, each of the Company and its subsidiaries is not in violation of any term or provision of its charter or by-laws;

               (vii) neither the execution, delivery and performance of this Agreement and the Transaction Documents by the Company and its subsidiaries party thereto nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company and its subsidiaries pursuant to the terms of, (i) to such counsel's knowledge after due investigation, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or of its subsidiaries is a party or by which it or any of its properties or businesses is bound, (ii) any term or provision of its charter or by-laws or (iii) to such counsel's knowledge after due investigation, any franchise, license, permit, judgment, decree, order, statute, rule or regulation, in any such case where termination, acceleration, conflict, breach, default, event of default, lien, charge, encumbrance, whether or not asserted or imposed, would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a consolidated whole;

               (viii) to such counsel's knowledge after due investigation, no default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company and its subsidiaries, of any agreement, instrument or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries' properties or business may be bound or affected which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition

          (financial or otherwise) of the Company and its subsidiaries, taken as a consolidated whole;

               (ix) except as disclosed in the Registration Statement and the Prospectus, to such counsel's knowledge after due investigation, there are no pending actions, suits or proceedings (governmental or otherwise) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have a material adverse effect on the financial condition or business, properties, net worth or results of operations of the Company and its subsidiaries taken as a consolidated whole, or would materially and adversely affect the ability of the Company or any of its subsidiaries to perform their respective obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and, to such counsel's knowledge after due investigation, no such actions, suits or proceedings are threatened;

               (x) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the respective rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (xi)  the statements in the prospectus under
          "Business--Government Regulation"; "--Environmental Matters"; "--Legal Proceedings"; "Certain Transactions";

          "Description of Capital Stock"; "Shares Eligible For Future Sale"; and "Description of Certain Indebtedness" insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries of the material provisions thereof and accurately present the information required with respect to such documents and matters. All contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are described as required in the Registration Statement, as the case may be.

          To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials. Copies of such certificates shall be furnished to the Representatives and counsel for the Underwriters.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing no facts have come to the attention of such counsel which have caused such counsel to believe that the Registration Statement at the time it became effective and at each Closing Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and at each Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

          (m) The Representatives shall have received on each Closing Date from counsel for the Selling Stockholder, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

               (i) This Agreement has been duly and validly executed and delivered by the Selling Stockholder and constitutes and will constitute the legal, valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except (i) as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and
          (ii) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal and state securities laws or the public policy underlying such laws.

               (ii) To such counsel's knowledge after due investigation, no consent, approval, authorization or order of any Federal or state court or governmental agency or body is required for the performance of this Agreement by the Selling Stockholder or the sale by the Selling Stockholder of the Shares to be sold by it hereunder, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the several Underwriters (as to which such counsel need express no opinion) and such as may be required under the rules of the National Association of Securities Dealers, Inc. with respect to the underwriting arrangements reflected in this Agreement (as to which such counsel need express no opinion).

               (iii) Except as disclosed in the Registration Statement and the Prospectus, to such counsel's knowledge after due investigation, there are no pending actions, suits or proceedings against or affecting the Selling Stockholder, or any of its properties that, if determined adversely to the Selling Stockholder, could individually or in the aggregate have a material adverse effect on the financial condition or business, properties, net worth or results of operations of the Selling Stockholder, or would materially and adversely affect the ability of the Selling Stockholder to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are threatened.

               (iv) Each of the Underwriters has received good and valid title to the Shares being sold by the Selling Stockholder hereunder, free and clear of any liens, encumbrances, security interests and claims whatsoever.

          To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company, the Selling Stockholder and public officials. Copies of such certificates shall be furnished to the Representatives and counsel for the Underwriters.

          (n) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel and the Underwriters shall have received from Morgan, Lewis & Bockius LLP a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives may reasonably request, and the Company and the Selling Stockholder shall have furnished to Morgan, Lewis & Bockius LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (o) The Representatives shall have received on each Closing Date a certificate, including exhibits thereto, addressed to the Representatives and dated such Closing Date, of the Secretary or an Assistant Secretary of the Company, signed in such officer's capacity as such officer, as to the
     (i) certificate of incorporation and bylaws of the Company, (ii) resolutions authorizing the execution and delivery of the Registration Statement, this Agreement and the Transactions Documents and the performance of the transactions contemplated by thereby, the Registration Statement, the Prospectus and the offering of the Shares and (iii) incumbency of the person or persons authorized to execute and deliver the Registration Statement, this Agreement and the Transaction Documents and any other documents contemplated by the offering of the Shares.

          (p) The Representatives shall have received on each Closing Date certificates of the Secretaries of States (or comparable officials) where the Company is incorporated and owns or leases property as to the good standing of the Company, listing all charter documents on file, qualification of the Company to do business as a foreign corporation, payment of taxes and filing of annual reports. The Representatives shall have received copies of all charter documents of the Company certified by the Secretary of State of the State of Delaware.

          (q) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives, and dated such Closing Date, of an executive officer of the Company to the effect that the signer of such certificate has reviewed and understands the provisions of Section 517.075 of the Florida Statutes, and represents that the Company has complied, and at all times will comply, with all provisions of Section 517.075 and further, that as of such Closing Date, neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

          (r) At or prior to the Closing Date, the Company shall have entered into the New Credit Facility; no event shall have occurred and be continuing, the occurrence or continuance of which would relieve the lenders named therein of their obligation to advance funds, or preclude them from advancing funds, to the Company pursuant to the terms of the New Credit Facility; the New Credit Facility shall conform in all material respects to the terms and provisions described in the Prospectus; and the Company shall have provided to you and your counsel copies of such closing documents delivered to the lenders as you or your counsel may reasonably request (including originals addressed to you of any legal opinions of counsel for the Company).

          (s) At the Closing Date, the Purchase Agreement shall be in full force and effect; the closing contemplated by the Purchase Agreement shall have been consummated in accordance with the terms thereof in all material respects (except to the extent any conditions precedent have been waived with your prior written consent, which consent shall not be unreasonably withheld); and the Company shall have provided to you or your counsel copies of all closing documents delivered to the parties to the transactions contemplated by the Purchase Agreement (including originals addressed to you of any legal opinions of counsel for the Company).

          (t) At the Closing Date, the Company shall have issued and sold the Notes pursuant to the Indenture and the Note Underwriting Agreement.

          6. COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDER. (A) The Company, and where specifically stated to be a covenant of the Selling Stockholder, the Selling Stockholder, covenants and agrees as follows:

          (a) The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if such second business day would be more than fifteen business days after the Effective Date of the Registration Statement or any post-effective amendment thereto, such earlier date as would permit such prospectus to be filed without filing a post-effective amendment as set forth in Rule 430A(a)(3) under the Securities Act, and shall promptly advise the Representatives (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information,
     (iv) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6(A), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

          (c) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of
     Section 11(a) of the Securities Act or Rule 158 of the Rules.

          (d) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

          (e) The Company and the Selling Stockholder shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that neither the Company nor any Selling Stockholder shall be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

          (f) For a period of five years after the date of this Agreement, the Company shall supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission.

          (g) Without the prior written consent of the Representatives, for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission, or otherwise encumber or dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for (i) the issuance of the Shares pursuant to the Registration Statement and (ii) the issuance of shares pursuant to the exercise of outstanding options or warrants or the grant or issuance of options under the Company's existing stock option and employee stock purchase plans.

          (h) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

          (B) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses of the Company and the Selling Stockholder (other than costs and expenses of the Selling Stockholder set forth in Section 6(c)) incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(A)(e), including the fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of all reports and information required by Section 6(A)(f); and (vii) inclusion of the Shares for quotation on the Nasdaq National Market.

          (C) The Selling Stockholder agrees that it will pay (i) all fees and expenses of the Selling Stockholder's counsel and (ii) all stock transfer taxes, stamp duties and other similar taxes, if any, payable (A) upon the sale, issuance or delivery of the Shares to be sold by the Selling Stockholder to the Underwriters, (B) upon the purchase by the Underwriters of the Shares to be sold by the Selling Stockholder, (C) upon resales of the Shares in connection with the distribution contemplated hereby or (D) in connection with the consummation by the Selling Stockholder of any of its obligations under this Agreement.

          7.   INDEMNIFICATION.

          (a) Each of the Company and the Selling Stockholder agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter (i) if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein, or, (ii) as to any preliminary prospectus, with respect to any Underwriter, to the extent that any such loss, claim, damage or liability of such Underwriter results from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus, which untrue statement or omission was corrected in the Prospectus, if such Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus, unless such failure resulted from the failure of the Company to deliver copies of the Prospectus to such Underwriter on a timely basis to permit such sending or giving; provided, that the Underwriters may seek to enforce their rights to indemnity against the Selling Stockholder pursuant to this Section 7(a) only if the Underwriters believe in good faith that there is a material risk that they may not obtain such payment from the Company despite using their best efforts to do so. The Company and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholder may otherwise have; provided, however, that notwithstanding anything in this Agreement to the contrary, the Selling Stockholder shall not be liable under this Section 7(a), or under any other provision of this Agreement, for any amount in excess of the net proceeds received by the Selling Shareholder.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the last paragraph of the cover page, in the paragraphs relating to stabilization on the inside front cover page of the Prospectus and the statements with respect to the public offering of the Shares under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company or the Selling Stockholder (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company or the Selling Stockholder, as the case may be.

          (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its separate counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party), it being understood that the indemnifying parties shall not be liable for the expenses of more than one separate counsel representing the indemnified party to such action or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

          8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 7(a) or 7(b) is due in accordance with its terms but for any reason is held to be unavailable from the Company or the Selling Stockholder or the Underwriters, as the case may be, the Company, the Selling Stockholder and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discount but before deducting expenses) received by the Company or the Selling Stockholder, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
 The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) the Underwriters may seek to enforce their rights to contribution against any Selling Stockholder pursuant to this Section 8 only if the Underwriters believe in good faith that there is a material risk that they may not obtain such contribution from the Company despite using their best efforts to do so. Notwithstanding the provisions of this Section 8, in no case shall a Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by the Selling Shareholder, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities

Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) in the second preceding sentence and to the immediately preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

          9. TERMINATION. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company at any time

          (a) in the absolute discretion of the Representatives at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc. or on the National Association of Securities Dealers Automated Quotation National Market System has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or Federal authority, or

          (b) at or before any Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

          If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Stockholder shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or the Selling Stockholder, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Stockholder or to the other Underwriters for damages occasioned by its failure or refusal.

          10. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

          (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

          (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

          In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the non defaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company or the Selling Stockholder and without liability on the part of the Company and the Selling Stockholder, except in both cases as provided in Sections 6(B), 6(C), 7, 8 and
9. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company, the Selling Stockholder or the non defaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

          11. MISCELLANEOUS. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the Underwriters set forth in or made in certificates delivered pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(B), 6(C), 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

          This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Stockholder and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, the Company or the Selling Stockholder, and directors and officers of the Company and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

          All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281 Attention: Richard D. White, (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement and (c) if to the Selling Stockholder, to Eugene P. Conese, c/o Greenwich Air Services, Inc., 4590 Northwest 36th Street, Building 23, Miami, Florida 33122.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among us.

                                        Very truly yours,

                                        GREENWICH AIR SERVICES, INC.

                                        By
                                           ------------------------
                                           Title:

                                        SELLING STOCKHOLDER


                                        ---------------------------
                                        Eugene P. Conese

Confirmed:

OPPENHEIMER & CO., INC.
ALEX. BROWN & SONS INCORPORATED
DILLON, READ & CO. INC.

Acting severally on behalf
of itself and as representative
of the several Underwriters
named in Schedule I annexed hereto.

By Oppenheimer & Co., Inc.

By
  ----------------------------
  Title:

                                   SCHEDULE I

                                                                     NUMBER OF
                                                                  FIRM SHARES TO
          NAME                                                     BE PURCHASED
          ----                                                    --------------
Oppenheimer & Co., Inc.. . . . . . . . . . . . . . . . . . . .

Alex. Brown & Sons Incorporated. . . . . . . . . . . . . . . .

Dillon, Read & Co. Inc.. . . . . . . . . . . . . . . . . . . .

                                                                      ----------
          Total. . . . . . . . . . . . . . . . . . . . . . . .         4,000,000
                                                                      ----------
                                                                      ----------